UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2018

CERECOR INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On September 24, 2018, Cerecor Inc. (the “Company”) entered into, and subsequently consummated the transactions contemplated by, an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, ITX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Second ITX Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, Ichorion Therapeutics, Inc., a Delaware corporation (“Ichorion”) and a Holders’ Representative, providing for the merger of Ichorion with the Company (the “Merger”), with Ichorion surviving as a wholly owned subsidiary of the Company.  The consideration for the Merger at closing consists of 5,798,735 shares of the Company’s Common Stock, par value $0.001 per share, as adjusted for Estimated Working Capital.  Consideration for the Merger included certain development milestones in the future worth up to an additional $15,000,000, payable either in shares of Company Common Stock or in cash.  Capitalized terms not defined herein are defined in the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants of the Company, ITX, Ichorion and the Holders’ Representative, including provisions that require the Company to indemnify Ichorion and the Holders for losses resulting from any breach by the Company of its representations, warranties or covenants in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2018, upon satisfying the closing conditions of the Merger Agreement described in Item 1.01, the Company, Ichorion and the Holders’ Representative completed the transactions contemplated thereby. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of shares of the Company’s common stock pursuant to the Merger Agreement, as described in Item 1.01, was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act because such issuance does not involve a public offering. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 25, 2018, the Company issued press releases announcing the signing of the Merger Agreement described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the

2

Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

To the extent required, the Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)                                 Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated September 24, 2018, by and among Cerecor Inc., ITX Merger Sub, Inc., a direct wholly owned subsidiary of Cerecor Inc., Ichorion Therapeutics, Inc., and Holders’ Representative.

99.1	Press release, dated September 25, 2018, entitled “Cerecor to Acquire Ichorion Therapeutics.”

*                                         The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Agreement and Plan of Merger to the SEC upon request.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: September 26, 2018	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

4